EXHIBIT 4.2



                                GOHEALTH.MD, INC.
                             STOCK OPTION AGREEMENT

         THIS STOCK OPTION AGREEMENT (this "Agreement") is made and entered into as of this 27th day of August, 1999, by and between GOHEALTH.MD, INC., a Delaware corporation (the "Company"), and Harvey Benn ("Optionee").

                                   Background

         The Company desires to grant Optionee an option to purchase shares of common stock of the Company.

         NOW, THEREFORE, in consideration of the premises and the covenants contained herein, and other good and valuable consideration, including the consideration set forth in the Consulting Agreement, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, it is agreed as follows:

        1.  Non-Qualified Stock Options to Purchase Shares.
           ----------------------------------------------

                  (a) Number of Option Shares and Exercise Price. The Company hereby grants to the Optionee non-qualified stock options (the "Options"), to purchase the following number of shares of the Company's common stock, par value $0.001 per share (the "Option Shares"):

                       (i) 150,000 shares of common stock, with an exercise price of $1.00 per share.

                  (b) Exercise Period. The Options shall be exercisable, in whole or in part, at any time and from time to time during the period commencing on the date hereof, and ending on August 27, 2009 (the "Exercise Period").

         2.  Manner of Exercise and Terms of Payment.
             ---------------------------------------

                  (a) The Options may be exercised in whole or in part, subject to the limitations set forth in this Agreement, upon delivery to the Company of timely written notice of exercise, accompanied by full payment of the Option Price for the Option Shares with respect to which the Options are exercised. The exercise price may be paid, in the Optionee's discretion, (i) by delivering a certified check or wire transfer of immediately available funds to the order of the Company for the entire exercise price, or (ii) in accordance with provisions of subparagraph 2(b), hereof, or (iii) by any combination thereof determined by the Optionee. The person entitled to the shares so purchased shall be treated for all purposes as the holder of such shares as of the close of business on the date of exercise and certificates for the shares of stock so purchased shall be delivered to the person so entitled within a reasonable time, not exceeding thirty (30) days, after such exercise. Unless this Option has expired, a new Option of like tenor and for

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such number of shares as the holder of this Option shall direct, representing in the aggregate the right to purchase a number of shares with respect to which this Option shall not have been exercised, shall also be issued to the holder of this Option within such time.

                  (b) In addition to and without limiting the right of the Optionee under any other terms set forth herein, the Optionee shall have, upon written request by the Optionee delivered or transmitted to the Company together with this Option, the right (the "Conversion Right") to require the Company to convert this Option into shares of Common Stock as follows: upon exercise of the Conversion Right, the Company shall deliver to the Optionee (without payment by the Optionee of any Exercise Price) that number of shares of Common Stock that is equal to the quotient obtained by dividing (x) the value of the Option at the time the Conversion Right is exercised (determined by subtracting the aggregate Exercise Price in effect immediately prior to the exercise of the Conversion Right from the aggregate Fair Market Value of the shares of Common Stock issuable upon exercise of the Option immediately prior to the exercise of the Conversion Right) by (y) the current Fair Market Value of one share of Common Stock (determined as provided in paragraph 11(c) below) immediately prior to the exercise of the Conversion Right. The Conversion Right may be exercised by the Optionee by surrender of this Option at the principal office of the Company, together with a written statement specifying that the Optionee thereby intends to exercise the Conversion Right. Certificates for shares of common Stock issuable upon exercise of the Conversion Right shall be delivered to the Optionee promptly following the Company's receipt of this Option together with the aforesaid written statement.

         3. Rights as Stockholder. Optionee or a permitted transferee of the Options shall have no rights as a stockholder of the Company with respect to any shares of common stock subject to such Options prior to his exercise of the Options.

         4. Adjustment of Purchase Price and Number of Shares. The number and kind of securities purchasable upon the exercise of this Option and the exercise price shall be subject to adjustment from time to time, as provided in Schedule A attached hereto.

         5.  Investment Representation.
             -------------------------

                  (a) Optionee represents and warrants to the Company that Optionee is acquiring these Options and the Option Shares for Optionee's own account for the purpose of investment and not with a view toward resale or other distribution thereof in violation of the 1933 Act. Optionee acknowledges that the effect of the representations and warranties is that the economic risk of the investment in the Options and Option Shares must be borne by the Optionee for an indefinite period of time. This representation and warranty shall be deemed to be a continuing representation and warranty and shall be in full force and effect upon such exercise of the Options granted hereby.

                  (b) Prior to such time as the Option Shares have been registered under the 1933 Act, the Company shall place a legend on each certificate for the Option Shares issued pursuant hereto, or any certificate issued in exchange therefore, stating that such securities are not registered under the 1933 Act and state securities laws and setting forth or referring to the restriction on transferability and sale thereof imposed by the 1933 Act or any applicable state securities law, and that the holder thereof agrees to be bound by such restrictive legend.

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         6.  Exercisability.  The Options shall be  exercisable only by Optionee during his lifetime or by his assigns, heirs, executors or administrators, as the case may be. Any assignment hereof shall be in compliance with applicable securities laws. The Options granted hereunder and the registration rights may be assigned together only, but may not be separately assigned.

         7.  Piggyback Registrations.
             -----------------------

                  (a) Right to Piggyback. At any time after the first to occur of the date (i) a registration statement covering the Initial Public Offering of the Company's securities shall become effective or (ii) upon the Company becoming a reporting company under Section 12 of the Securities Act of 1934, as amended whenever the Company proposes to register any of its securities under the 1933 Act (other than a registration on Form S-4 or S-8 or such replacement form), and the registration form to be used may be used for the registration of Registrable Securities (a "Piggyback Registration"), the Company will give prompt written notice to the Optionee and will include in such Piggyback Registration, subject to the allocation provisions below, all Registrable Securities of Optionee with respect to which the Company has received written requests for inclusion within fifteen (15) days after the Company's mailing of such notice.

                  (b) Piggyback Expenses. In all Piggyback Registrations, the Company will pay all of the Registration Expenses.

                  (c) Priority on Registrations. If a Piggyback Registration is initiated as an underwritten primary or secondary registration on behalf of the Company or holders of the Company's securities, and the managing underwriters advise the Company in writing that in their reasonable opinion the number of securities requested to be included in such registration exceeds the number that can be sold in such offering, at a price reasonably related to fair value, the Company may limit the number of Registrable Securities included in such registration.

                  (d) Selection of Underwriters. If any Piggyback Registration is underwritten, the selection of investment banker(s) and manager(s) and the other decisions regarding the underwriting arrangements for the offering will be made by the Company.

                  (e)  Continuing Obligations.   The Company's  agreements  with
respect to the registration of the Option Shares in this Section 8 shall continue in effect regardless of the exercise and surrender of the Option.

         8.  Registration Procedures.
             -----------------------

                  Whenever the Optionee has requested that any Registrable Securities be registered pursuant to Section 7 of this Agreement, the Company will, as expeditiously as possible:

                  (a) prepare and file with the Securities and Exchange Commission a registration statement with respect to such Registrable Securities and use its best reasonable efforts to cause such registration statement to become effective as promptly as practical;

                  (b)  prepare  and  file  with  the   Securities  and  Exchange
Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than 90 days;

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                  (c) furnish to each Selling Holder such  reasonable  number of copies of such registration statement, each amendment and supplement thereto and
the  prospectus  included  in  such  registration   statement   (including  each
preliminary prospectus and any term sheet associated therewith), and such other documents as such Optionee may reasonably request in order to facilitate the disposition of the Registrable Securities owned by each seller;

                  (d) use its best reasonable efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such states as the managing underwriter(s) may reasonably request, or if the offering is not underwritten in New York, New Jersey and Pennsylvania.

                  (e) notify each Selling Holder at any time when a prospectus relating thereto is required to be delivered under the 1933 Act within the period that the Company is required to keep the registration statement effective of the happening of any event as a result of which the prospectus included in such registration statement, together with any associated term sheet, contains an untrue statement of a material fact or omits and fact necessary to make the statement therein not misleading, and, at the request of any such seller, the Company will prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statement therein not misleading;

                  (f) cause all such Registrable Securities to be listed or included on each national securities exchange, if any, or on the NASDAQ Stock Market, on which the other outstanding shares of Common Stock of the Company are then listed;

                  (g) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

                  (h) enter into such customary agreements (including an underwriting agreement in customary form) and take such other customary actions as may be reasonably necessary to expedite or facilitate the disposition of such Registrable Securities;

                  (i) obtain a "comfort" letter addressed to the Company from its independent public accountants in customary form and covering such matters of the type customarily covered by "comfort" letters; and

                  (j) make available for inspection by the Optionee, any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other agent retained by any such seller, or any underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such seller or any such underwriter, attorney, accountant or agent in connection with such registration statement.

         9.  Indemnification.
             ---------------

                  (a) The Company hereby indemnifies, to the extent permitted by law, each Holder and their respective officers, directors, employees and agents, if any, and each person who controls any of them within the meaning of the 1933 Act (each, an "indemnified Party") against all losses, claims, damages,

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liabilities and expenses  arising out of or resulting from any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or associated term sheet or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances  in  which  made  except  insofar  as the same  are  caused  by or contained in any information furnished in writing to the Company by such Indemnified Party expressly for use therein or by any Indemnified Party's failure to deliver a copy of the registration statement or prospectus or any
amendments  or  supplements   thereto  after  the  Company  has  furnished  such
Indemnified Party with a sufficient number of copies of the same. In connection with an underwritten offering, the Company will indemnify the underwriters, their officers and directors, and each person who controls such underwriters (within the meaning of the 1933 Act) to the same extent as provided above with respect to the indemnification of any Indemnified Party.

                  (b) In connection with any registration statement in which a Selling Holder is participating, each such Holder will furnish to the Company in a timely manner in writing such information as is reasonably requested by the Company for use in any such registration statement or prospectus and will indemnify, to the extent permitted by law, the Company, its directors and officers and each person who controls the Company (within the meaning of the 1933 Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact or any omission or alleged omission of a material fact required to be stated in the registration statement or prospectus or any amendment thereof or supplement thereto or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in information so furnished in writing by such Holder specifically for use in preparing the registration statement. Notwithstanding the foregoing, the liability of a Selling Holder under this Section 9(b) shall be limited to an amount equal to the net proceeds actually received by the Selling Holder from the sale of Registrable Securities covered by the registration statement.

                  (c) Any person entitled to indemnification hereunder will (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnifying party's counsel reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. Any failure to give prompt notice shall deprive a party of its right to indemnification hereunder only to the extent that such failure shall have adversely affected the indemnifying party. If the defense of any claim is assumed, the indemnifying party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled, or elects not, to assume the defense of a claim will not be obligated to pay the fees and expenses or more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgement of any indemnified party's counsel a conflict of interest exists between such indemnified party and any other of such indemnifying parties with respect to such claim.

         10.  Participation in Underwritten Registrations.
              -------------------------------------------

         The Optionee may not participate in any underwritten registration hereunder unless he (i) agrees to sell his securities on the basis provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements under Section 7(e), and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

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         11.  Definitions.
              -----------

                  (a) The term "Additional Shares of Capital Stock" shall mean all shares of Capital Stock issued by the Company, except those shares of Common Stock of the Company issuable upon the exercise of this Option or any other shares of Common Stock issued to the Optionee.

                  (b) The term "Capital Stock" shall mean the Company's common stock, and any other stock of any class, whether now or hereafter authorized, which has the right to participate in the distribution of earnings and assets of the Company without limit as to amount or percentage.

                  (c) The term "Fair Market Value" per share of Common Stock as to any date shall mean the average of the daily closing prices (as such term is hereinafter defined) immediately prior to such date; provided, however, that in the event the Fair Market Value of the Common Stock is determined during a period following the announcement by the Company of (i) a dividend or distribution on the Common stock payable in shares of Common Stock or securities convertible into Common Stock, or (ii) any subdivision, combination or reclassification of Common Stock and prior to the expiration of 30 consecutive Trading days after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then and in each such case, the Fair Market Value shall be appropriately adjusted to reflect the Fair Market Value equivalent of the Common Stock. The "closing price" for each day shall be the last quoted price, or if not so reported by the National Association of Securities Dealers, Inc. Automated Quotations System or such other system then in use, or, if on any such date the security is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the security selected by the Board of Directors of the Company. If the Common Stock in not publicly held or so listed and traded, "Fair market Value" shall mean the fair value of the Common Stock as determined in good faith by the Board of Directors of the Company whose determination shall be conclusive and shall be described in a statement filed with the Optionee. The term "Trading Day" shall mean a day on which the securities exchange or automated quotation system on which the Common Stock is listed or admitted to listing is open for the transaction of business or, if the Common Stock is not listed or admitted to trading on any securities exchange or automated quotations system, a business day.

                  (d) The term "Initial Public Offering" means the first public offering under the 1933 Act of any of the Company's equity securities.

                  (e) The term "Registrable Securities" means (i) the Common Stock issuable upon the exercise of the Options and (ii) any securities issued or to be issued with respect to the securities referred to above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular Registrable Securities, such securities will cease to be Registrable Securities when they have been effectively registered under the 1933 Act and disposed of in accordance with the registration statement covering them.

                  (f) The term "Registration Expenses" means all expenses incident to the Company's performance of or compliance with this Agreement, including without limitation all registration and filing fees, fees and expenses of compliance with securities or blue sky laws (in such states reasonably determined by the Company), printing expenses, messenger and delivery expenses, expenses and fees for listing the securities to be registered on exchanges or electronic quotation systems on which similar

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securities issued by the Company are then listed,  and fees and disbursements of counsel for the Company (but not Optionee's counsel) and of all independent certified public accountants, underwriters (other than Underwriting Commissions) and other persons retained by the Company.

                  (g) The term "Underwriting Commissions" means all underwriting discounts or commissions relating to the sale of securities of the Company.

         12. Rule 144 Reporting. With a view to making available to the Holders the benefits of certain rules and regulations of the U.S. Securities and Exchange Commission (the "SEC") which may permit the sale of the Options or the shares underlying the Options to the public without registration, at any time after the first to occur of the date (i) a registration statement under the Securities Act covering the Initial Public Offering of the Company's securities shall become effective, or (ii) upon the Company becoming a reporting company under Section 12 of the Securities Exchange Act of 1934, as amended, the Company agrees to: (a) make and keep public information available, as those terms are understood and defined in Rule 144 under the 1933 Act; (b) file with the SEC in a timely manner all reports and other documents required of the Company under the 1993 Act and the Securities Exchange Act of 1934, as amended; and (c) furnish to Optionee upon its written request a written statement by the Company as to its compliance with the public information requirements of Rule 144 and a copy of the most recent annual or quarterly report of the Company.

         13.  Miscellaneous.
              -------------

                  (a) Termination of Other Agreements. This Agreement sets forth the entire understanding of the parties hereto with respect to the rights to the registration of capital stock of the Company and supercedes all prior arrangements or understandings among the parties regarding such matters.

                  (b) Notices. Any notices required hereunder shall be deemed to be given upon the earlier of the date when received at, or (i) the third business day after the date when sent by certified or registered mail, (ii) the next business day after the date sent by guaranteed overnight courier, or (iii) the date sent by telecopier or delivered by hand, in each case, to the addresses set forth below:

                           If to the Company:      GoHealth.MD, Inc.
                                                   2051 Springdale Road
                                                   Cherry Hill, New Jersey 08003
                                                   Attention:  President

                           If to the Optionee:     Harvey Benn
                                                   1014 Broadway
                                                   Camden, NJ 08103

or to such other addresses as the parties may specify in writing.

                  (c)  Amendments and Waivers.  The provisions of this Agreement may be amended or terminated unless in a writing signed by the Optionee and the Company.



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                  (d) Binding Effect.  This Agreement will bind and inure to the benefit of the respective successors (including any successor resulting from a merger or similar reorganization), assigns, heirs, and personal representatives of the parties hereto.

                  (e) Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New Jersey.

                  (f) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be considered to be an original instrument and to be effective as of the date first written above. Each such copy shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

                  (g) Interpretation. Unless the context of this Agreement clearly requires otherwise, (a) references to the plural include the singular, the singular the plural, the part the whole, (b) references to one gender include all genders, (c) "or" has the inclusive meaning frequently identified with the phrase "and/or" and (d) "including" has the inclusive meaning frequently identified with the phrase "but not limited to." The section and other headings contained in this Agreement are for reference purposes only and shall not control or affect the construction of the Agreement or the interpretation thereof in any respect.

         IN WITNESS WHEREOF, the undersigned have executed, or have caused this Agreement to be executed, as of the day and year first above written.

                           GOHEALTH.MD, INC. OPTIONEE



By:      /s/ Leonard F. Vernon                                 /s/ Harvey Benn
         -----------------------------                         ---------------
         Leonard F. Vernon                                    Harvey Benn
         Chief Executive Officer



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                                   SCHEDULE A

         Adjustment of Purchase Price and Number of Shares

1. Adjustment. The number and kind of securities purchasable upon the exercise of this Option and the Exercise Price shall be subject to adjustment from time to time upon the happening of certain events as follows:

     (a) Reclassification, Consolidation or Merger. At any time while this Option remains outstanding and unexpired, in case of (i) any reclassification or change of outstanding securities issuable upon exercise of this Option (other than a change in par value, or from par value to no par value per share, or from no par value per share to par value or as a result of a subdivision or combination of outstanding securities issuable upon the exercise of this Option), (ii) any consolidation or merger of the Company with or into another corporation (other than a merger with another corporation in which the Company is a continuing corporation and which does not result in any reclassification or change, other than a change in par value, or from par value to no par value per share, or from no par value per share to par value, or as a result of a subdivision or combination of outstanding securities issuable upon the exercise of this Option), or
          (iii) any sale or transfer to another corporation of the property of the Company as an entirety or substantially as an entirety, the Company, or such successor or purchasing corporation, as the case may be, shall without payment of any additional consideration therefor, execute a new Option providing that the holder of this Option shall have the right to exercise such new Option (upon terms not less favorable to the holder than those then applicable to this Option) and to receive upon such exercise, in lieu of each share of Common Stock theretofore issuable upon exercise of this Option, the kind and amount of shares of stock, other securities, money or property receivable upon such reclassification, change, consolidation, merger, sale or transfer. Such new Option shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 1 of Schedule A. The provisions of this subsection 1(a) shall similarly apply to successive reclassifications, changes, consolidations, mergers, sales and transfers.

     (b) Subdivision or Combination of Shares. If the Company at any time while this Option remains outstanding and unexpired, shall subdivide or combine its Capital Stock, the Exercise Price shall be proportionately reduced, in case of subdivision of such shares, as of the effective date of such subdivision, or, if the Company shall take a record of holders of its Capital Stock for the purpose of so subdividing, as of such record date, whichever is earlier, or shall be proportionately increased, in the case of combination of such shares, as of the effective date of such combination, or, if the Company shall take a record of holders of its Capital Stock for the purpose of so combining, as of such record date, whichever is earlier.

     (c) Stock Dividends. If the Company at any time while this Option is outstanding and unexpired shall pay a dividend in shares of, or make other distribution of shares of, its Capital Stock, then the Exercise Price shall be adjusted, as of the date the Company shall take a record of the holders of its Capital Stock for the purpose of receiving such dividend or other distribution (or if no such record is taken, as at the date of such payment or other distribution), to that price determined by multiplying the exercise price in effect immediately prior to such payment or other distribution by a fraction
          (a) the numerator of which shall be the total number of shares of Capital Stock outstanding immediately prior to such dividend or distribution, and (b) the denominator of which shall be the total number of shares of Capital Stock outstanding immediately after such dividend or distribution. The provisions of this

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          subsection  1(c) shall not apply  under any of the  circumstances  for which an adjustment is provided in subsection 1(a) or 1(b).

     (d) Liquidating Dividends, Etc. If the Company at any time while this Option is outstanding and unexpired makes a distribution of its assets to the holders of its Capital Stock as a dividend in liquidation or by way of return of capital or other than as a dividend payable out of earnings or surplus legally available for dividends under applicable law or any distribution to such holders made in respect of the sale of all or substantially all of the Company's assets (other than under the circumstances provided for in the foregoing subsections (a) through
          (c)), the holder of this Option shall be entitled to receive upon the exercise hereof, in addition to the shares of Common Stock receivable upon such exercise, and without payment of any consideration other than the exercise price, an amount in cash equal to the value of such distribution per share of Common Stock multiplied by the number of shares of Common Stock which, on the record date for such distribution, are issuable upon exercise of this Option (with no further adjustment being made following any event which causes a subsequent adjustment in the number of shares of Common Stock issuable upon the exercise hereof), and an appropriate provision therefor should be made a part of any such distribution. The value of a distribution which is paid in other than cash shall be determined in good faith by the Board of Directors.

2. Notice of Adjustments. Whenever any of the exercise price or the number of shares of Common Stock purchasable under the terms of this Option at that exercise price shall be adjusted pursuant to Section 1 hereof, the Company shall promptly make a certificate signed by its President or a Vice President and by its Treasurer or Assistant Treasurer or its Secretary or Assistant Secretary, setting forth in reasonable detail the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated (including a description of the basis on which the Company's Board of Directors made any determination hereunder), and the exercise price and number of shares of Common Stock purchasable at that exercise price after giving effect to such adjustment, and shall promptly cause copies of such certificate to be mailed (by first class and postage prepaid ) to the registered holder of this Option.

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